Exhibit 99.1

AT THE COMPANY	AT FINANCIAL DYNAMICS
Marc S. Goldfarb	Erica Pettit / Leigh Parrish
Senior Vice President & General Counsel	General Information
201-405-2400	212-850-5600
FOR IMMEDIATE RELEASE
RUSS BERRIE AND COMPANY, INC. REPORTS
SECOND QUARTER 2009 RESULTS
Net Income/(Loss) from Continuing Operations per Diluted Share
Was $(0.26), as Reported, and $0.18, as Adjusted, Versus $0.12 in the Prior Year Period
Wayne, N.J. — August 6, 2009 — Russ Berrie and Company, Inc. (NYSE: RUS) today reported financial results for the three months ended June 30, 2009 (“Q2 2009”).
Summary Results (1)(2)
•
Net sales for Q2 2009 decreased 3.6% to $60.0 million, as compared to $62.2 million for the three months ended June 30, 2008 (“Q2 2008”), largely reflecting the termination of Sassy’s MAM Distribution Agreement (the “MAM Agreement”), which accounted for $5.5 million of sales in Q2 2008

•
Net sales for the six months ended June 30, 2009 increased 12% to $116.2 million, as compared to $103.8 million for the six months ended June 30, 2008, largely reflecting the inclusion of an additional three months ($26.6 million) of sales in 2009 from the April 2008 acquisitions of LaJobi and CoCaLo, partially offset by the loss of $11.0 million of sales from the MAM Agreement during the first six months of 2008

•
Net loss from continuing operations for Q2 2009, which includes an aggregate of $15.6 million in non-cash charges related to the consideration received from the sale of the Company’s gift segment described below, was $5.7 million, or ($0.26) per diluted share, as compared to net income from continuing operations of $2.6 million, or $0.12 per diluted share, in Q2 2008

•
Adjusted net income from continuing operations(1) for Q2 2009 was $3.8 million, or $0.18 per diluted share, compared to net income from continuing operations of $2.6 million, or $0.12 per diluted share, in Q2 2008

•	Adjusted EBITDA from continuing operations(1) for Q2 2009 was $9.1 million, as compared to $8.2 million for Q2 2008

(1)
“Adjusted net income from continuing operations,” and “Adjusted net income from continuing operations per diluted share” for Q2 2009 and “Adjusted EBITDA from continuing operations” for Q2 2009 and Q2 2008 are non-GAAP financial measures, which are described in detail under the heading “Non-GAAP Information” below and are reconciled to GAAP measures in the tables at the end of this release.

(2)
As a result of the sale of the gift business on December 23, 2008, results of operations in this release present the Company’s gift business as discontinued operations for all periods and, unless stated otherwise, all financial results reflect continuing operations only.

Bruce G. Crain, Chief Executive Officer and President, commented, “We are pleased with our second quarter results, which demonstrate the strength and cash flow generating characteristics of our streamlined go-forward model, as well as our team’s ability to continue executing well during a challenging economic environment. We continue to focus on introducing compelling, design-led and branded products that can drive our top-line, command higher margins and generate excitement in the marketplace, as well as on further improving our cost structure. With several new collections already in stores, and more scheduled for introduction in the second half of 2009 as retailers begin to stabilize their inventory levels, we remain cautiously optimistic for the opportunities during the remainder of the year.”
Mr. Crain concluded, “We continue to assume some stabilization of the economy during the second half of 2009 and, as such, we currently anticipate that our earnings performance for the second half will reflect modest improvement over our performance for the first half of 2009, as adjusted for special items.”
Second Quarter 2009
Net sales for Q2 2009 decreased 3.6% to $60.0 million, compared to $62.2 million for Q2 2008, primarily as a result of the loss of $5.5 million in Sassy sales generated by the MAM Agreement in Q2 2008 and an approximately 5% decline in Kids Line sales in Q2 2009. This was partially offset by strong sales growth at LaJobi and CoCaLo compared to the prior year period.
Gross profit in Q2 2009 was $19.0 million, or 31.7% of net sales, compared to $20.0 million, or 32.1% of net sales, for Q2 2008. The decline in gross margins, both in dollars and as a percentage of sales, was largely attributable to: (i) the Kids Line sales decline coupled with strong sales of lower margin, licensed products such as Carter’s® brand products; and (ii) increases in mark downs and advertising allowances provided to assist retailers in clearing existing inventory and to secure new product placements. This decline was partially offset by strong margin expansion at CoCaLo, primarily as a result of efficiencies captured by shifting certain CoCaLo production to Kids Line vendors, as well as gross margin percentage improvement at Sassy, which resulted from a renewed focus on typically higher margin, Sassy-branded products.
Selling, general and administrative expenses for Q2 2009 were $11.4 million, or 19.0% of net sales, compared to $13.4 million, or 21.6% of net sales, in Q2 2008. As a percentage of sales, SG&A decreased at all four of the Company’s operating subsidiaries, primarily as a result of focused efforts to control spending in the current economic climate, as well as workforce reductions implemented by Sassy in late 2008. Only LaJobi experienced higher SG&A expenses on an absolute basis, driven by higher sales volume for the period.

As a result of a number of impairment indicators that arose primarily during Q2 2009, the Company recorded aggregate non-cash charges of $15.6 million in connection with assets related to the sale of its gift business. These charges consist of: (i) a charge of $10.3 million, to reserve against the difference between a note receivable from The Russ Companies (“TRC”), the buyer of the gift business, and deferred revenue liability; and (ii) impairment charges of $4.5 million and $0.8 million against the Company’s 19.9% equity interest in TRC and the Company’s Applause® trade name, respectively (such charges, collectively, the “Gift Charges”).
The income tax benefit from continuing operations for Q2 2009, which primarily resulted from the Gift Charges, was $3.9 million as compared to an income tax provision from continuing operations of $1.7 million Q2 2008. The Company’s effective U.S. tax rate remained consistent at 39% for both periods.
Loss from continuing operations for Q2 2009 was $5.7 million, or ($0.26) per diluted share, compared to income from continuing operations of $2.6 million for Q2 2008, or $0.12 per diluted share. Excluding the Gift Charges, adjusted net income from continuing operations for Q2 2009 was $3.8 million, or $0.18 per diluted share.
As a result of the foregoing, reported net loss for Q2 2009 was $5.7 million, or ($0.26) per diluted share, compared to a reported net loss of $12.1 million, or ($0.57) per diluted share, for Q2 2008. The reported net loss for Q2 2009 was primarily attributable to the $15.6 million of Gift Charges, and the reported net loss for Q2 2008 was primarily attributable to a $14.8 million loss from discontinued operations.
At June 30, 2009, outstanding debt under the Company’s credit facility was $90.6 million, which reflects the pay down of approximately $10.7 million of debt since December 31, 2008 and approximately $31.6 million over the trailing twelve month period ended June 30, 2009.
Conference Call Information
The conference call, which will be held at 10:00 a.m. ET on Thursday, August 6, 2009, may be accessed by dialing 800-254-5933 or 973-409-9255, access code: 22190174. Additionally, a webcast of the call can be accessed at www.russberrieij.com, http://phx.corporate-ir.net/playerlink.zhtml?c=114140&s=wm&e=2357855 or at www.earnings.com. A replay of the call will be available through August 13, 2009, by dialing 800-642-1687 or 706-645-9291, access code: 22190174. In addition, the webcast of the call will be archived online shortly after the conference call for 90 days.
Non-GAAP Information
In this release, certain financial measures for the three months ended June 30, 2009 and June 30, 2008 are presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. All “Adjusted net income from continuing operations”, “Adjusted net income from continuing operations per diluted share” and “Adjusted EBITDA from continuing operations” figures in this release are non-GAAP financial measures.
Adjusted EBITDA from continuing operations is defined as net income/(loss) from continuing operations plus provision for interest expense, income taxes, depreciation, amortization, and other non-cash, special or non-recurring charges from continuing operations.

Adjusted net income from continuing operations, Adjusted net income from continuing operations per diluted share and Adjusted EBITDA from continuing operations for Q2 2009 each exclude the Gift Charges. With respect to Adjusted net income from continuing operations and Adjusted net income from continuing operations per diluted share for Q2 2009, effect has also been given to related tax benefits associated with such Gift Charges by applying an assumed 39% effective tax rate. Adjusted net income from continuing operations per diluted share also includes an adjustment to reflect the weighted-average dilutive effect of certain shares underlying in-the-money stock appreciation rights (such shares were excluded from the weighted-average diluted share calculation, as reported, because the Company was in a net loss position, and the inclusion of such shares would have been anti-dilutive). Adjusted EBITDA from continuing operations for Q2 2009 and Q2 2008 further excludes non-cash, stock-based compensation expense of $0.4 million and $0.5 million, respectively.
These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, the Company believes that the non-GAAP measures presented in this release are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from its business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provides an analysis of operating results using the same measures used by the Company’s chief operating decision makers to measure the performance of the Company. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. In addition, management believes that excluding the impact of expensing equity compensation and the related effects of applying SFAS No. 123R provides supplemental measures that will facilitate comparisons between periods before and during when such expenses are incurred. As a result, the non-GAAP financial measures presented by us in this release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to this press release.
About Russ Berrie and Company, Inc.
Russ Berrie and Company, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.
The Company’s operating business is composed of four wholly-owned subsidiaries: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these subsidiaries, the Company designs and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and decor (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products pursuant to various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.russberrieij.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
(tables to follow)

RUSS BERRIE AND COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$59,966	$62,231	$116,244	$103,843

Cost of sales	41,013	42,234	80,676	68,691

Gross profit	18,953	19,997	35,568	35,152

Selling, general and administrative expenses	11,388	13,425	23,617	22,410

Impairment and valuation reserve	15,620	—	15,620	—

(Loss) income from continuing operations	(8,055)	6,572	(3,669)	12,742

Other (expense) income:
Interest expense, including amortization and Write-off of deferred financing costs	(1,714)	(2,586)	(3,893)	(3,606)
Interest and investment income	5	37	10	82
Other, net	224	284	203	270

	(1,485)	(2,265)	(3,680)	(3,254)

(Loss) income from continuing operations before income tax (benefit) provision	(9,540)	4,307	(7,349)	9,488

Income tax (benefit) provision	(3,851)	1,680	(2,996)	3,701

Net (loss) income from continuing operations	(5,689)	2,627	(4,353)	5,787

Discontinued operations:
Loss from discontinued operations	—	(14,479)	—	(16,685)
Income tax (benefit) from discontinued operations	—	287	—	(759)

(Loss) from discontinued operations, net of tax	—	(14,766)	—	(15,926)

Net Loss	$(5,689)	$(12,139)	$(4,353)	$(10,139)

Basic earning (loss) per share:
Continuing operations	$(0.26)	$0.12	$(0.20)	$0.27
Discontinued operations	—	(0.69)	—	(0.75)

	$(0.26)	$(0.57)	$(0.20)	$(0.48)

Diluted earning (loss) per share:
Continuing operations	$(0.26)	$0.12	$(0.20)	$0.27
Discontinued operations	—	(0.69)	—	(0.75)

	$(0.26)	$(0.57)	$(0.20)	$(0.48)

Weighted average shares:
Basic	21,497,000	21,300,000	21,498,000	21,300,000

Diluted	21,497,000	21,304,000	21,498,000	21,309,000

RUSS BERRIE AND COMPANY, INC.
CONSOLIDATED BALANCE SHEET DATA
(Dollars in Thousands)

	June 30,	December 31,
	2009	2008

Cash and cash equivalents	$2,721	$3,728

Accounts receivable, net	39,438	39,509

Inventories, net	35,535	47,169

Other current assets	3,311	4,208

Long-term assets	122,711	140,820

Total assets	$203,716	$235,434

Short-term debt	$30,653	$27,047

Other current liabilities	31,040	42,521

Long-term liabilities	67,327	87,990

Total liabilities	129,020	157,558

Shareholders’ equity	74,696	77,876

Total liabilities and shareholders’ equity	$203,716	$235,434

RUSS BERRIE AND COMPANY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Thousands, Except per Share Data)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008(1)
To arrive at Adjusted net income from continuing operations and Adjusted net income from continuing operations per diluted share(1):
Net income (loss) from continuing operations, as reported	$(5,689)	$2,627
Add: Impairment charges and valuation reserve	15,620	—
Less: Tax impact of above item (using assumed 39% effective rate)	(6,092)	—

Adjusted net income from continuing operations	$3,839	$2,627

Adjusted net income from continuing operations per diluted share	$0.18	$0.12

Weighted-average diluted shares outstanding, as reported(2)	21,497,000	21,304,000

Weighted-average diluted shares outstanding, as adjusted(2)	21,758,000	21,304,000

To arrive at Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations, as reported	$(5,689)	$2,627
Add: Impairment charges and valuation reserve	15,620	—
Add: Net income tax provision/(benefit)	(3,851)	1,680
Add: Net interest expense, including amortization and write-off of deferred financing costs	1,709	2,549
Add: Depreciation and amortization	852	843
Add: Stock-based compensation expense	409	461

Adjusted EBITDA from continuing operations	$9,050	$8,160

(1)	Net income from continuing operations for Q2 2008 is shown for comparative purposes only, and has not been adjusted.
(2)
For the three months ended June 30, 2009, the Company was in a net loss position on a reported (GAAP) basis and, accordingly, the weighted-average diluted shares outstanding excluded certain shares underlying in-the-money stock appreciation rights because inclusion of such shares would have been anti-dilutive. In the computation of “Adjusted net income from continuing operations per diluted share” for the three months ending June 30, 2009, however, such shares were included.